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                                                                  EXHIBIT 11(a)


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the following with respect to Post-Effective Amendment No. 41 under the Securities Act of 1933 and the Investment Company Act of 1940 to the registration Statement (No. 2-53808), as amended on Form N1-A of Trust for Federal Securities (FedFund, T-Fund, FedCash, T-Cash, Federal Trust Fund, and Treasury Trust Fund):


   - The reference to our firm under the heading "Financial Highlights" in the Prospectus of FedFund, T-Fund, FedCash, T-Cash, Federal Trust Fund, and Treasury Trust Fund Portfolios and under the heading "Auditors" in the Statement of Additional Information for FedFund and T-Fund Portfolios, FedCash and T-Cash Portfolios, Federal Trust Fund and Treasury Trust
      Fund Portfolios.


   - The inclusion of our report dated December 8, 1995 accompanying the financial statements in the Statement of Additional Information for FedFund and T-Fund Portfolios, FedCash and T-Cash Portfolios, Federal Trust Fund and Treasury Trust Fund Portfolios.

   - The incorporation by reference of our report dated December 8, 1995 into the Prospectus' of the FedFund and T-Fund Portfolios, FedCash and T-Cash Portfolios, Federal Trust Fund and Treasury Fund Portfolios.

/s/ COOPERS & LYBRAND L.L.P.

COOPERS & LYBRAND L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
February 21, 1996